UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2010

Sonic Solutions
(Exact name of registrant as specified in its charter)

California	23190	93-0925818
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
organization)

7250 Redwood Blvd., Suite 300, Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number,	(415) 893-8000
including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 22, 2010, Sonic Solutions, a California corporation (“Sonic” or the “Company”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Rovi Corporation, a Delaware corporation (“Rovi”), and Rovi's wholly owned subsidiary, Sparta Acquisition Sub, Inc., a California corporation (“Acquisition Sub”).

The Exchange Offer

The Merger Agreement provides that, on the terms and subject to the conditions thereof, Acquisition Sub will commence an exchange offer (the “Offer”) as soon as reasonable practicable after signing the Merger Agreement to purchase all the outstanding shares of Sonic common stock, no par value per share (“Shares”), in exchange for cash and stock consideration. Each Sonic shareholder who participates in the Offer may elect to receive consideration in the form of $14.00 per Share in cash or 0.2489 shares of Rovi common stock, par value $0.001 (“Rovi Stock”), per Share, subject to adjustment for stock splits, stock dividends, and similar events.  Sonic shareholders may elect cash for some Shares and Rovi Stock for others. Pursuant to the Merger Agreement, the terms of the Offer will provide that such elections shall, if necessary, be prorated and adjusted in order to result in 55% of the aggregate consideration paid in the Offer to consist of cash and 45% to consist of Rovi Stock.

Consummation of the Offer is subject to customary conditions, including, but not limited to, (i) a number of Shares validly tendered and not withdrawn pursuant to the Offer that, together with any Shares owned by Rovi, Acquisition Sub or any other subsidiary of Rovi’s immediately prior to the acceptance pursuant to the Offer, representing more than 50% of the Adjusted Outstanding Share Number (as defined in the Merger Agreement) (the “Minimum Condition”), (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement. The Offer is not subject to a financing condition.

Pursuant to the Merger Agreement, Sonic has granted to Acquisition Sub an irrevocable option to purchase newly issued Shares in an amount up to the lowest number of Shares that, when added to the aggregate number of Shares owned by Rovi and Acquisition Sub, will constitute one Share more than 90% of the total Shares outstanding (the “Top-Up Option”). The consideration payable by Acquisition Sub upon exercise of the Top-Up Option will have a value equal to $14.00 per share, payable either entirely in cash or by executing and delivering to the Company a full recourse promissory note, secured to the extent required by California law, having a principal amount equal to such purchase price, or by a combination of promissory note and cash. Any such promissory note shall bear interest at the rate of 3% per annum, shall mature on the first anniversary of the date of execution thereof and may be prepaid without premium or penalty. If the Top-Up Option is exercised, Rovi and Acquisition Sub must undertake to consummate as promptly as practicable the Merger described below to acquire all remaining Shares not acquired in the Offer. The Top-Up Option terminates concurrently with any termination of the Merger Agreement.

If, at any expiration date of the Offer, all of the conditions to the consummation of the Offer have been satisfied or waived, including the Minimum Condition but the number of Shares validly tendered in the Offer and not properly withdrawn is less than that number of Shares that, when added to the number of Shares that may be issued pursuant to the Top-Up Option, would represent at least 90% of the outstanding Shares (the “Short-Form Merger Threshold”), then upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with applicable law, Rovi and Acquisition Sub may, among other actions described in the Merger Agreement, elect to reduce the Minimum Condition to a number of Shares such that following the purchase of Shares in the Offer, Rovi, together with its wholly owned subsidiaries, including Acquisition Sub, would own 49.9% of the then outstanding Shares (the “Reduced Purchase Amount”) and purchase in the Offer, on a pro rata basis based on the Shares actually deposited in the Offer, Shares representing the Reduced Purchase Amount.

Upon consummation of the Offer, Rovi will be entitled to designate a number of Sonic directors approximately equal to the product of the total number of Sonic directors multiplied by the percentage of Shares beneficially owned by Rovi and its affiliates, calculated on a fully-diluted basis, provided that directors designated by Rovi shall make up a majority of the board.

Concurrently with the execution of the Merger Agreement, Sonic’s directors and executive officers, holding approximately 11.2% of Sonic’s total equity, entered into agreements with Rovi (the “Shareholder Agreement”) to tender all of their Shares in the Offer on the terms set forth therein. The Shareholder Agreement also requires such shareholders to take certain other actions in connection with the Merger Agreement, including voting in favor of matters contemplated by the Merger Agreement if a meeting of Sonic shareholders is called and against any action or agreement that would result in a breach of any covenant by the Company of the Merger Agreement, and voting against any action that is intended, or that could reasonably be expected, to adversely affect the transactions contemplated by the Merger Agreement. This summary of the Shareholder Agreement does not purport to be complete and is qualified in its entirety by a copy of such agreement, which is attached as Exhibit 99.1 and is incorporated herein by reference.

Upon consummation of the Offer, options and restricted stock units held by Sonic directors and executive officers pursuant to agreements that have change in control (as defined) provisions will accelerate, in accordance with the terms of such agreements.  The Company expects to enter into amendments to such agreements to provide for cancellation of all such options in exchange for a cash payment by the Company in an amount per share equal to the excess of $14.00 over the per share exercise price of each such option; and to provide for cancellation of all such restricted stock units in exchange for a cash payment by the Company in an amount per share equal to $14.00 for each such restricted stock unit.  Each such cash payment shall be reduced by applicable taxes and shall be made following consummation of the Offer.

The Merger

Following completion of the Offer, subject to the terms and conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into Sonic with Sonic surviving as a wholly owned subsidiary of Rovi (the “First Merger”), which will be followed by a second merger between Sonic and another wholly owned subsidiary of Rovi (the “Second Merger” and, collectively with the First Merger, the “Mergers”). The combination of the Offer and the two Mergers is intended to qualify as a reorganization for U.S. federal income tax purposes that would provide shareholders certain potential tax-free consequences with respect to the receipt of Rovi Stock in the Offer or the Merger.

Completion of the First Merger is subject to various conditions, including, if required under California law, approval of the Merger Agreement by Sonic shareholders. The parties have agreed that, if after the purchase of Shares pursuant to the Offer and after giving effect to any Shares purchased pursuant to the Top-Up Option described herein, Rovi, Acquisition Sub and any other subsidiary of Rovi collectively own Shares representing the Short-Form Merger Threshold, the Merger will be completed without a meeting or vote of Sonic's shareholders pursuant to California’s “short-form” merger statute.

If the Offer results in Rovi owning that number of Shares that, when added to the number of Shares that may be issued pursuant to the Top-Up Option, would represent the Short-Form Merger Threshold, or Rovi and Acquisition Sub elect to reduce the Minimum Condition to the Reduced Purchase Amount or are otherwise permitted under applicable California law, then upon consummation of the First Merger, each then-outstanding Share held by persons other than Rovi and Acquisition Sub, and shareholders of Sonic who have properly preserved their appraisal rights, if any, under applicable law, will be converted into the right to receive $7.70 per share in cash and a fraction of a share of Rovi Stock equal to 0.112, in each case, subject to adjustment for stock splits, stock dividends and similar events; provided, however, that if the Offer results in Rovi owning less than that number of Shares that, when added to the number of Shares of that may be issued pursuant to the Top-Up Option, would represent the Short-Form Merger Threshold, then the consideration paid to Sonic shareholders in the First Merger will consist entirely of a fraction of a share of Rovi Stock equal to 0.2489, subject to adjustment for stock splits, stock dividends and similar events.  In addition, upon completion of the First Merger, all outstanding unvested or out-of-the money options to acquire Shares will be assumed by Rovi and will be converted into options for Rovi Stock rounded down to the nearest whole share after being multiplied by such exchange ratio and the exercise price of such assumed option will be divided by the exchange ratio, in each case, as described in the Merger Agreement, and all outstanding vested in-the-money options to acquire Shares will be cancelled in exchange for a payment in the form and amount payable to Sonic shareholders in the First Merger, less the applicable exercise price of such cancelled options.

Sonic has agreed to customary covenants governing the conduct of its business, including the use of reasonable best efforts to operate its business in the ordinary course until the effective time of the Merger. Sonic has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire Sonic and to certain restrictions on its ability to respond to any such proposal, subject to fulfillment of certain fiduciary requirements of Sonic's board of directors.

The Merger Agreement contains termination rights for both Sonic and Rovi upon various customary circumstances, including if the Offer is not completed on or before June 22, 2011, and provides, among other things, that if termination of the Merger Agreement relates to Sonic entering into an acquisition agreement with another party, Sonic will be required to pay Rovi a termination fee. In such instances, if the alternative transaction is with a party who submitted a proposal received by Sonic and Sonic notified Rovi within the time prescribed in the Merger Agreement of the Sonic Board's determination that such proposal was or could reasonably be expected to result in a superior proposal to the transaction described in the Merger Agreement, the termination fee will be equal to $21.6 million (approximately 3% of the equity value for the transaction).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 and incorporated herein by reference.

Forward-Looking Statements

Sonic makes forward-looking statements in this Current Report on Form 8-K that are subject to risks and uncertainties. These forward-looking statements include information about the proposed Merger, possible or assumed future results of our financial condition, operations, plans, objectives and performance. When Sonic uses the words “believe,” “expect,” “anticipate,” “estimate” or similar expressions, it is making forward-looking statements. Many possible events or factors could affect our future financial results and performance. This could cause our results or performance to differ materially from those expressed in our forward-looking statements. You should consider these risks when you review this Current Report on Form 8-K, along with the following possible events or factors:

•	the risk that the Offer and the Merger will not close;
•	the risk that Sonic’s business and/or Rovi’s business will be adversely affected during the pendency of the Offer and the Merger;
•	the risk that the operations of Sonic and Rovi will not be integrated successfully;
•	the anticipated benefits of the Merger may not be realized;
•	the parties may not be able to retain key personnel;
•	the conditions to the closing of the Offer or the Merger may not be satisfied or waived;
•	the impact of general economic conditions on the businesses and results of operations of the two companies; and
•
other factors set forth in Sonic’s and Rovi’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q filed subsequent to the Annual Reports and other documents filed by them with the Securities and Exchange Commission.

You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this Current Report on Form 8-K. There can be no assurance that the proposed Merger will in fact be consummated. Except where required by law, Sonic does not undertake an obligation to revise or update any forward-looking statements, whether as a result of new information, future events or changed circumstances.

Additional Important Information

This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this report are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about Sonic in its public reports filed with the U.S. Securities and Exchange Commission (“SEC”). In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Sonic.

The Merger Agreement includes customary representations, warranties and covenants of Sonic, Rovi and Acquisition Sub made solely for the benefit of the parties to the Merger Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the contract among Sonic, Acquisition Sub and Rovi and may be subject to important qualifications and limitations agreed to by Sonic, Acquisition Sub and Rovi in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to Sonic's SEC filings or may have been used for purposes of allocating risk among Sonic, Acquisition Sub and Rovi rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of Sonic, Rovi, Acquisition Sub or any of their respective subsidiaries or affiliates.

Item 8.01                      Other Events.

On December 22, 2010, Sonic and Rovi issued a joint press release announcing the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.2 and incorporated herein by reference.

Notice to Investors

The Offer for Shares of Sonic referred to in this current report on Form 8-K has not yet commenced. This report and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the registration statement and exchange offer materials that Rovi and Acquisition Sub intend to file with the Securities and Exchange Commission (“SEC”).

At the time the Offer is commenced, Acquisition Sub and Rovi will file with the SEC a Tender Offer Statement on Schedule TO (including an offer to purchase, letter of transmittal and related tender offer documents) and a Registration Statement on Form S-4, and Sonic will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. Shareholders of Sonic are strongly advised to read the Tender Offer Statement, Registration Statement and the related Solicitation/Recommendation Statement because they will contain important information that shareholders should consider before making any decision regarding the Offer.

In addition to the Tender Offer Statement, Registration Statement, and the Solicitation/Recommendation Statement described above, Sonic and Rovi file annual, quarterly and current reports, proxy statements and other information with the SEC. The Tender Offer Statement, the Registration Statement, the Solicitation/Recommendation Statement and any other relevant materials, when they become available, and any other documents filed with the SEC by Sonic and Rovi, are available without charge at the SEC's website at www.sec.gov.

Neither Rovi nor Sonic is asking for shareholders to vote or soliciting proxies in connection with the transaction at this time. Upon consummation of the Offer, Rovi and Sonic may seek votes or proxies in connection with the proposed back-end merger from holders of Sonic shares not tendered in the Offer. Sonic, Rovi and their respective officers and directors therefore may be deemed to be participants in the solicitation of proxies from Sonic's shareholders in connection with the proposed Merger. A description of certain interests of the directors and executive officers of Sonic is set forth in Sonic's proxy statement for its 2010 annual meeting, which was filed with the SEC on September 8, 2010. A description of certain interests of the directors and executive officers of Rovi is set forth in Rovi's proxy statement for its 2010 annual meeting, which was filed with the SEC on March 22, 2010. Additional information regarding the interests of such potential participants will be included in the Registration Statement and other relevant documents to be filed with the SEC in connection with the proposed Offer and Merger.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2010

SONIC SOLUTIONS

By:	/s/ Paul F. Norris
Name:	Paul F. Norris
Title:	Executive Vice President,
Chief Financial Officer and General Counsel

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger and Reorganization dated as of December 22, 2010, among Rovi Corporation, Sparta Acquisition Sub, Inc. and Sonic Solutions

99.1	Shareholder Agreement dated as of December 22, 2010 between Rovi Corporation and certain shareholders of the Company

99.1	Press Release issued December 22, 2010